Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces First Quarter 2016 Financial Results
_____________________________________________________________________________________

Westlake, OH (May 9, 2016): TravelCenters of America LLC (NYSE: TA) today announced financial results for the three months ended March 31, 2016:

(in thousands, except per share unless indicated otherwise)	Three Months Ended March 31,
	2016	2015
Total revenues	$1,164,450	$1,407,701
(Loss) income before income taxes	(15,621)	26,215
Net (loss) income	(9,944)	15,729

Net (loss) income per common share:
Basic and diluted	$(0.26)	$0.41

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	422,400	422,564
Gasoline	118,604	78,045
Total fuel sales volume (gallons)	541,004	500,609

Fuel gross margin	$91,701	$112,387
Fuel gross margin per gallon (in cents)	$16.95	$22.45

Total nonfuel revenues	$450,646	$401,510
Nonfuel gross margin	244,315	223,088
Nonfuel gross margin percentage	54.2%	55.6%

EBITDA(1)	$11,725	$50,072
EBITDAR(1)	75,254	105,676

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA before rent expense, or EBITDAR, from net income, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP, and the reasons why management believes the presentation of these measures provides useful information to investors, appear in the supplemental data below.

First Quarter 2016 Business Commentary
Fuel sales volume increased 40.4 million gallons, or 8.1%, in the 2016 first quarter compared to the 2015 first quarter: a 48.6 million gallon increase from sites acquired since the beginning of 2015, offset by an 8.2 million gallon decrease in same site volume. Fuel revenue declined by $293.6 million, or 29.3%, due to significantly lower market prices for fuel compared to the 2015 first quarter.
Fuel gross margin declined $20.7 million, or $0.055 per gallon, to $91.7 million, or $0.170 per gallon, primarily due to a favorable purchasing environment in the 2015 first quarter that did not recur in 2016 first quarter.
Nonfuel revenue for the 2016 first quarter increased $49.1 million, or 12.2%, compared to the 2015 first quarter: $42.7 million of this increase was due to sites acquired since the beginning of 2015 and $6.4 million was due to an increase in same site revenue.
Nonfuel gross margin for the 2016 first quarter increased by $21.2 million, or 9.5%, compared to the 2015 first quarter: $14.0 million of this increase was due to sites acquired since the beginning of 2015 and $7.2 million was due to an increase in same site nonfuel gross margin.
Nonfuel gross margin as a percentage of nonfuel revenue for the 2016 first quarter was 54.2%, a 1.4 percentage point decline compared to the 2015 first quarter. This decline was due to the inclusion of additional standalone convenience stores in the 2016 first quarter results. Nonfuel gross margin percentage in TA's standalone convenience store operations is typically lower than the nonfuel gross margin percentage for TA's travel center operations; standalone convenience store revenue in the 2016 first quarter represented 13.6% of total nonfuel revenue versus 5.2% in the 2015 first quarter.
Site level operating expenses increased $28.5 million, or 13.8%, in the 2016 first quarter compared to the 2015 first quarter: $21.0 million of this increase was due to sites acquired since the beginning of 2015 and $7.5 million was due to an increase in same site expenses.
Selling, general and administrative expenses increased $3.4 million, or 12.1%, in the 2016 first quarter compared to the 2015 first quarter, principally as a result of increased personnel costs, which were due primarily to increased personnel to support the growth of our business.
Real estate rent expense increased $7.9 million, or 14.3%, in the 2016 first quarter compared to the 2015 first quarter primarily due to increased rent resulting from our transactions with Hospitality Properties Trust, or HPT: $5.8 million of this increase was attributable to sales in June 2015 and September 2015 of 14 owned travel centers and certain assets at eleven properties currently leased from HPT and $2.4 million was attributable to sales of improvements at leased sites TA sold to HPT since the beginning of 2015.
Interest expense, net, increased $0.5 million in the 2016 first quarter compared to the 2015 first quarter, principally as a result of TA's issuance in October 2015 of $100.0 million of bonds due in 2030.
EBITDAR for the 2016 first quarter decreased by $30.4 million, or 28.8%, compared to the 2015 first quarter primarily due to the decrease in fuel gross margin.
Net loss for the 2016 first quarter was $9.9 million, or $0.26 per common share, compared to net income of $15.7 million, or $0.41 per common share, for the 2015 first quarter. The change in net income is primarily due to the decrease in fuel gross margin.
Travel Centers Segment
Revenues from TA's travel center segment for the 2016 first quarter decreased by $337.3 million, or 24.9%, compared to the 2015 first quarter, due to decreases in fuel revenues as a result of lower market prices for fuel. These decreases were partially offset by increases in nonfuel revenues as a result of three sites acquired since the beginning of 2015 and a 1.5% increase in nonfuel revenues on a same site basis.
Site level gross margin in excess of site level operating expenses for TA's travel center segment for the 2016 first quarter decreased by $29.2 million, or 22.4%, compared to the 2015 first quarter. This decrease principally reflects a $29.1 million decline in same site fuel gross margin primarily as a result of the favorable purchasing environment in the 2015 first quarter that did not recur in the 2016 first quarter.

Convenience Stores Segment
Revenues from TA's convenience store segment for the 2016 first quarter increased by $92.0 million, or 217.8%, compared to the 2015 first quarter, due to increases in fuel sales volume from sites acquired since the beginning of 2015, partially offset by decreases in market prices for fuel and a 2.3% decrease in same site fuel sales volume. Revenues also increased as a result of increased nonfuel revenues primarily from sites acquired since the beginning of 2015.
Site level gross margin in excess of site level operating expenses for TA's convenience store segment for the 2016 first quarter increased by $2.7 million, or 169.2%, compared to the 2015 first quarter: $2.3 million of this increase is from sites acquired since the beginning of 2015 and the remaining $0.4 million is primarily from a same site increase in fuel gross margin.
Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2016 first quarter results:
"During the first quarter of 2016, we continued progress in the integration of our new sites, principally the 148 convenience stores we acquired during the last half of 2015 and the first quarter of 2016. Ramp up of newly acquired locations is proceeding largely as expected.
"In addition to lower fuel gross margin per gallon in 2016 as compared to the first quarter of 2015, we also experienced some negative impact on fuel volumes at certain locations due to reduced demand from customers involved in the energy sector.
"Despite the disappointing year over year comparative results, we remain positive about the future and the several initiatives that we are in the process of executing."

Investment Activity
Acquisition and Development Activity
TA's 2016 first quarter activities included the acquisition of 24 standalone convenience stores for an aggregate purchase price of $35.1 million, as well as $4.9 million of investments to improve these and other recently acquired locations.
Since its acquisition program began in 2011, and through the first quarter of 2016, TA has acquired 37 travel centers and 224 standalone convenience stores. As of March 31, 2016, TA’s investments, including improvements, in the 37 travel centers and 224 standalone convenience stores acquired totaled $315.6 million and $424.2 million, respectively. TA estimates that it will invest an additional $19.8 million to complete the expansion and renovation of certain of these travel centers and $17.4 million to complete the rebranding, expansion and improvements of certain of these convenience stores. These 261 locations generated revenues in excess of cost of goods sold of $69.5 million in the time TA owned them during the twelve months ended March 31, 2016.
As of March 31, 2016, TA had completed construction of two travel centers, had begun construction of two other travel centers and had plans to develop an additional travel center. Through March 31, 2016, TA spent $46.2 million (including land costs) on the four development sites not yet sold to HPT. TA estimates the additional development costs of the remaining travel centers as of March 31, 2016, were $47.8 million. TA currently expects to complete development of one of these travel centers during the second quarter of 2016, another during the first quarter of 2017 and another thereafter.

In addition to the acquisitions closed through March 31, 2016, TA has entered into agreements for other acquisitions, as follows:

(in thousands)	Acquisition Price (excluding closing adjustments and costs)	Expected rebranding, expansion, renovation and improvement costs
Agreements as of March 31, 2016
5 convenience stores in Illinois	$9,462	$1,173
50 Quaker Steak & Lube® restaurants (10 operated by TA and 40 operated by franchisee/licensee) and related assets(1)	25,000	2,353
1 Quaker Steak & Lube® restaurant from a franchisee(1)	2,500	128

Agreements entered subsequent to March 31, 2016
11 convenience stores in Wisconsin	13,750	2,630

(1)	Since March 31, 2016, TA has completed this acquisition.
Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete; and, after being completed, the improved travel centers require a period of time to become part of TA's customers' supply networks and produce stabilized financial results. TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition. Capital improvements to recently acquired convenience stores are typically less capital intensive than travel centers. TA estimates that the convenience stores it acquires generally will reach stabilization in approximately one year after acquisition. Actual results for both travel centers and convenience stores can vary widely from these estimates due to many factors, some of which are outside TA's control.

Conference Call:
On Monday, May 9, 2016, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2016. Following management’s remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10084032.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's first quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's travel centers operate under the "TravelCenters of America", "TA", "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide efficient and enhanced travel experiences. TA's nationwide business includes travel centers located in 43 U.S. states and in Canada. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "MAY" OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

•
TA EXPECTS THAT LOCATIONS IT ACQUIRES WILL PRODUCE STABILIZED FINANCIAL RESULTS AFTER A PERIOD OF TIME FOLLOWING ACQUISITION. THESE STATEMENTS MAY IMPLY THAT TA'S EXPECTED STABILIZATION AT ITS ACQUIRED SITES WILL GENERATE INCREASED NET INCOME. HOWEVER, MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA'S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND ITS CONTROL, SUCH AS THE LEVEL OF DEMAND FOR TA'S GOODS AND SERVICES. ACCORDINGLY, TA'S ACQUIRED SITES MAY NOT GENERATE INCREASED NET INCOME OR IT MAY TAKE LONGER FOR NET INCOME TO INCREASE THAN TA EXPECTS;

•
TA HAS AGREED TO ACQUIRE AND DEVELOP ADDITIONAL LOCATIONS AND BUSINESSES. TA'S ACQUISITIONS ARE SUBJECT TO CONDITIONS WHICH MAY NOT BE MET AND THE TRANSACTIONS OR THE DEVELOPMENT OF PROPERTIES MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE. THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS AT PRICES OR COSTS THAT YIELD PROFITS, INCLUDING COMPETITION FOR SUCH ACQUISITIONS FROM OTHER BUYERS, TA'S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA MAY NEED TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES. TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH PENDING ACQUISITIONS OR DEVELOPMENT PROJECTS. MOREOVER, MANAGING AND INTEGRATING ACQUIRED AND DEVELOPED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND CAN INVOLVE RISKS OF FINANCIAL LOSSES. TA MAY NOT OPERATE ITS ACQUIRED OR DEVELOPED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS; AND

•
TA ESTIMATES THAT IT WILL INVEST AN ADDITIONAL $19.8 MILLION TO COMPLETE THE EXPANSION AND RENOVATION OF CERTAIN TRAVEL CENTERS AND $17.4 MILLION TO COMPLETE THE REBRANDING, EXPANSION AND IMPROVEMENTS OF CERTAIN CONVENIENCE STORES IT HAS ACQUIRED SINCE 2011. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PREDICT. SOME CAPITAL PROJECTS COST MORE AND TAKE LONGER TO COMPLETE THAN ANTICIPATED. ALSO, AS A RESULT OF CHANGING MARKET CONDITIONS OR OTHER CONSIDERATIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS (INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 2016, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC) UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Fuel	$709,528	$1,003,167
Nonfuel	450,646	401,510
Rent and royalties from franchisees	4,276	3,024
Total revenues	1,164,450	1,407,701

Cost of goods sold (excluding depreciation):
Fuel	617,827	890,780
Nonfuel	206,331	178,422
Total cost of goods sold	824,158	1,069,202

Operating expenses:
Site level operating	234,050	205,584
Selling, general and administrative	30,966	27,616
Real estate rent	63,529	55,604
Depreciation and amortization	20,525	17,525
Total operating expenses	349,070	306,329

(Loss) income from operations	(8,778)	32,170

Acquisition costs	969	414
Interest expense, net	6,821	6,332
Income from equity investees	947	791
(Loss) income before income taxes	(15,621)	26,215
Benefit (provision) for income taxes	5,677	(10,486)
Net (loss) income	$(9,944)	$15,729

Net (loss) income per common share:
Basic and diluted	$(0.26)	$0.41
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$129,604	$172,087
Accounts receivable, net	108,859	91,580
Inventory	184,803	183,492
Other current assets	42,310	48,181
Total current assets	465,576	495,340

Property and equipment, net	1,030,026	989,606
Goodwill and intangible assets, net	110,743	105,977
Other noncurrent assets	31,625	30,618
Total assets	$1,637,970	$1,621,541

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$129,023	$125,079
Current HPT Leases liabilities	37,465	37,030
Other current liabilities	164,420	133,513
Total current liabilities	330,908	295,622

Long term debt	316,696	316,447
Noncurrent HPT Leases liabilities	382,000	385,498
Other noncurrent liabilities	67,696	74,655
Total liabilities	1,097,300	1,072,222

Shareholders' equity (38,799 and 38,808 common shares outstanding at March 31, 2016, and December 31, 2015, respectively)	540,670	549,319
Total liabilities and shareholders' equity	$1,637,970	$1,621,541
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

	Three Months Ended March 31,
	2016	2015
Calculation of EBITDA and EBITDAR(1):
Net (loss) income	$(9,944)	$15,729
Add: (benefit) provision for income taxes	(5,677)	10,486
Add: depreciation and amortization	20,525	17,525
Add: interest expense, net(2)	6,821	6,332
EBITDA	11,725	50,072
Add: real estate rent expense(3)	63,529	55,604
EBITDAR	$75,254	$105,676

(1)
TA calculates EBITDA as earnings before interest, taxes and depreciation and amortization, and TA calculates EBITDAR as EBITDA plus real estate rent expense, as shown above. TA believes EBITDA and EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that EBITDA and EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. This information should not be considered as an alternative to net income, income from operations, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. Also, EBITDA and EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.

(2)	Interest expense, net, included the following:

	Three Months Ended March 31,
	2016	2015
Interest related to TA's Senior Notes and Credit Facility	$6,931	$4,968
Rent classified as interest	432	1,452
Amortization of deferred financing costs	304	227
Capitalized interest	(947)	(216)
Other	104	(6)
Interest income	(3)	(93)
Interest expense, net	$6,821	$6,332

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED SUPPLEMENTAL DATA
(in thousands)

(3)
Real estate rent expense recognized under GAAP differs from TA's obligation to pay cash for rent under its leases. Cash paid under real property lease agreements was $67,230 and $60,137 during the three months ended March 31, 2016 and 2015, respectively, while the total rent amounts expensed during the three months ended March 31, 2016 and 2015, were $63,529 and $55,604, respectively. The differences between rent paid and rent expense result from the required recognition under GAAP of rent expense on an accrual basis. For example, under GAAP, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, under GAAP, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows.

	Three Months Ended March 31,
	2016	2015
Cash payments to HPT for rent	$64,440	$57,516
Rent paid to others(A)	2,790	2,621
Total cash payments under real property leases	67,230	60,137
Change in accrued estimated percentage rent	246	(104)
Adjustments to recognize rent expense on a straight line basis – HPT	(56)	(452)
Adjustments to recognize rent expense on a straight line basis for other leases	(90)	(101)
Less sale leaseback financing obligation amortization	(118)	(636)
Less portion of rent payments recognized as interest expense	(432)	(1,452)
Less deferred tenant improvements allowance amortization	(943)	(1,692)
Amortization of deferred gain on sale leaseback transactions	(2,308)	(96)
Total amount expensed as rent	$63,529	$55,604

(A)	Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on March 31, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of five locations TA operates that are owned by a joint venture. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses.

	Three Months Ended March 31,
	2016	2015	Change
Number of same site company operated locations	249	249	—

Diesel sales volume (gallons)	412,863	418,232	(1.3)%
Gasoline sales volume (gallons)	69,715	72,516	(3.9)%
Total fuel sales volume (gallons)	482,578	490,748	(1.7)%

Fuel revenues	$630,609	$984,169	(35.9)%
Fuel gross margin	83,044	111,807	(25.7)%

Nonfuel revenues	$403,502	$397,149	1.6%
Nonfuel gross margin	228,967	221,765	3.2%
Nonfuel gross margin percentage	56.7%	55.8%	90pts

Total gross margin	$312,011	$333,572	(6.5)%
Site level operating expenses	212,020	204,533	3.7%
Site level operating expenses as a percentage of nonfuel revenues	52.5%	51.5%	100pts
Site level gross margin in excess of site level operating expense	$99,991	$129,039	(22.5)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on March 31, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by a joint venture. This data also excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses.

	Three Months Ended March 31,
Travel Centers	2016	2015	Change
Number of same site company operated travel center locations	217	217	—

Diesel sales volume (gallons)	412,130	417,538	(1.3)%
Gasoline sales volume (gallons)	61,077	63,620	(4.0)%
Total fuel sales volume (gallons)	473,207	481,158	(1.7)%

Fuel revenues	$617,971	$967,423	(36.1)%
Fuel gross margin	81,180	110,325	(26.4)%

Nonfuel revenues	$384,898	$379,368	1.5%
Nonfuel gross margin	222,980	215,813	3.3%
Nonfuel gross margin percentage	57.9%	56.9%	100pts

Total gross margin	$304,160	$326,138	(6.7)%
Site level operating expenses	206,668	199,181	3.8%
Site level operating expenses as a percentage of nonfuel revenues	53.7%	52.5%	120pts
Site level gross margin in excess of site level operating expense	$97,492	$126,957	(23.2)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations and percentage amounts)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on March 31, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by a joint venture. This data also excludes revenues and expenses that were not generated at convenience stores TA operates, such as revenues from the dealer operated convenience store and corporate level selling, general and administrative expenses.

	Three Months Ended March 31,
Convenience Stores	2016	2015	Change
Number of same site company operated convenience store locations	32	32	—

Fuel sales volume (gallons)	9,371	9,590	(2.3)%
Fuel revenues	$12,638	$16,746	(24.5)%
Fuel gross margin	1,864	1,482	25.8%

Nonfuel revenues	$18,604	$17,781	4.6%
Nonfuel gross margin	5,987	5,952	0.6%
Nonfuel gross margin percentage	32.2%	33.5%	(130)pts

Total gross margin	$7,851	$7,434	5.6%
Site level operating expenses	5,352	5,352	—%
Site level operating expenses as a percentage of nonfuel revenues	28.8%	30.1%	(130)pts
Site level gross margin in excess of site level operating expense	$2,499	$2,082	20.0%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended March 31, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$622,580	$72,631	$14,317	$709,528
Nonfuel	388,485	61,449	712	450,646
Rent and royalties from franchisees	4,142	134	—	4,276
Total revenues	1,015,207	134,214	15,029	1,164,450

Site level gross margin in excess of site level operating expenses	$101,031	$4,371	$840	$106,242

Corporate operating expenses
Selling, general and administrative			$30,966	$30,966
Real estate rent			63,529	63,529
Depreciation and amortization			20,525	20,525
Loss from operations				(8,778)

Acquisition costs			969	969
Interest expense, net			6,821	6,821
Income from equity investees			947	947
Loss before income taxes				(15,621)
Benefit for income taxes			5,677	5,677
Net loss				$(9,944)
Supplemental data:

Gross margin
Fuel	$81,800	$9,789	$112	$91,701
Nonfuel	224,983	18,777	555	244,315
Rent and royalties from franchisees	4,142	134	—	4,276
Total gross margin	$310,925	$28,700	$667	$340,292

Site level operating expenses	$209,894	$24,329	$(173)	$234,050

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended March 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$968,969	$21,386	$12,812	$1,003,167
Nonfuel	380,499	20,845	166	401,510
Rent and royalties from franchisees	3,024	—	—	3,024
Total revenues	1,352,492	42,231	12,978	1,407,701

Site level gross margin in excess of site level operating expenses	$130,229	$1,624	$1,062	$132,915

Corporate operating expenses
Selling, general and administrative			$27,616	$27,616
Real estate rent			55,604	55,604
Depreciation and amortization			17,525	17,525
Income from operations				32,170

Acquisition costs			414	414
Interest expense, net			6,332	6,332
Income from equity investees			791	791
Income before income taxes				26,215
Provision for income taxes			(10,486)	(10,486)
Net income				$15,729
Supplemental data:

Gross margin
Fuel	$110,600	$1,791	$(4)	$112,387
Nonfuel	216,482	6,486	120	223,088
Rent and royalties from franchisees	3,024	—	—	3,024
Total gross margin	$330,106	$8,277	$116	$338,499

Site level operating expenses	$199,877	$6,653	$(946)	$205,584

(End)